Exhibit 99.4

Draft Form of Proxy Statement

For Review by the Illinois Department of Insurance

FORM OF

MEMBERS MUTUAL HOLDING COMPANY

8700 WEST BRYN MAWR AVENUE

SUITE 900S

CHICAGO, ILLINOIS 60631

NOTICE OF SPECIAL MEETING OF MEMBERS

Notice is hereby given that a Special Meeting of Members (the “Special Meeting”) of Members Mutual Holding Company (“Members Mutual” or the “Company”) will be held on                    , 2019 at                    a.m., local time, at the Company’s offices at 8700 W. Bryn Mawr Avenue, Suite 900S, Chicago, Illinois 60631, for the following purposes:

(1)

the adoption and approval of the Second Amended and Restated Members Mutual Holding Company Plan of Conversion From Mutual Holding Company to Stock Form (the “Plan of Conversion”) (a copy of which is attached to the accompanying proxy statement as Exhibit A), pursuant to which Members Mutual would convert from mutual holding company to stock form, as described in more detail in the enclosed Proxy Statement;

(2)

the adoption and approval of the proposed amended and restated articles of incorporation of Members Mutual (the “Restated Articles”) (a copy of which is attached to the accompanying proxy statement as Exhibit B), providing for the authorization and issuance of the capital stock of Members Mutual upon its conversion from mutual to stock form;

(3)

a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Plan of Conversion and the Restated Articles; and

(4)	to transact any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

As of the date of mailing of this Notice of Special Meeting, the Board of Directors of the Company (the “Board of Directors”) is not aware of any other matters that may come before the Special Meeting.

In accordance with the Plan of Conversion and the provisions of Section 59.1 of the Illinois Insurance Code, 215 ILCS 5/59.1, only those persons who were members of Members Mutual as of July 31, 2018, which is the date that the Board of Directors adopted the Plan of Conversion, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. You were a member of Members Mutual as of that date if you were the owner of an in-force policy of insurance, or the holder of a master policy under a group insurance policy, issued by Fidelity Life Association, a legal life reserve insurance company, on July 31, 2018.

Draft Form of Proxy Statement

For Review by the Illinois Department of Insurance

Whether or not you plan to attend the Special Meeting, your vote is very important, and we encourage you to vote promptly. To vote, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed, postage-paid return envelope. Alternatively, you may vote by telephone or via the internet, following the instructions included with the proxy card. If you execute a proxy but later decide to attend the Special Meeting in person, or for any other reason desire to revoke your proxy, you may do so by submitting a later dated proxy that must be received before your proxy is voted. Submitting a proxy will not prevent you from attending the Special Meeting and voting in person if you so desire, but it will help us secure a quorum and reduce the expense of additional proxy solicitation.

By Order of the Board of Directors

Richard A. Hemmings
Chairman of the Board of Directors

                    , 2019

Chicago, Illinois

Draft Form of Proxy Statement

For Review by the Illinois Department of Insurance

MEMBERS MUTUAL HOLDING COMPANY

PROXY STATEMENT

Your proxy, in the form enclosed, is solicited by the Board of Directors of Members Mutual Holding Company (“Members Mutual” or the “Company”) for use at a special meeting (the “Special Meeting”) of its members to be held on            , 2019 and any adjournment or postponement of that meeting, for the purposes set forth below. Only Eligible Members (as defined below) are entitled to notice of and to vote at the Special Meeting. The Board of Directors of Members Mutual urges you to sign and return your proxy even if you plan to attend the Special Meeting. An “Eligible Member” is a person who was a member of Members Mutual, and the owner of an in-force policy of insurance, or the holder of a master policy under a group insurance policy, issued by Fidelity Life Association, a legal life reserve insurance company domiciled in Illinois (“Fidelity Life”), on July 31, 2018, which is the date that the Board of Directors of Members Mutual initially adopted the Plan of Conversion (the “Adoption Date”).

IMPORTANT NOTICE

The Second Amended and Restated Members Mutual Holding Company Plan of Conversion From Mutual Holding Company to Stock Form adopted by the Board of Directors on July 31, 2018, as amended and restated on September 16, 2018 and March 25, 2019 (the “Plan of Conversion”), was approved by the Director of the Illinois Department of Insurance (the “Illinois Director”). Approval of the Plan of Conversion by the Illinois Director does not constitute or imply that the Illinois Director has endorsed the Plan of Conversion, nor does such approval constitute investment advice or a recommendation by the Illinois Director on how you should vote on the Plan of Conversion and the Amended and Restated Articles of Incorporation of Members Mutual (the “Restated Articles”).

INTRODUCTION

The Special Meeting of the Eligible Members of Members Mutual will be held at the Company’s principal executive offices at 8700 W. Bryn Mawr Avenue, Chicago, Illinois 60631 on            ,            , 2019, at                     a.m., local time. The purpose of the Special Meeting is to consider and vote upon (i) the Plan of Conversion, a copy of which is attached hereto as Exhibit A, (ii) the Restated Articles, a copy of which is attached hereto as Exhibit B, (iii) any proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Plan of Conversion and the Restated Articles, and (iv) any other business that may properly come before the Special Meeting or any adjournment or postponement thereof. The Plan of Conversion and the Restated Articles have been adopted by the Board of Directors of the Company and approved by the Illinois Director. If the Plan of Conversion and Restated Articles are approved at the Special Meeting by at least two-thirds of the Eligible Members voting at the Special Meeting in person or by proxy, and the other conditions to closing the Conversion are satisfied, Members Mutual will convert from an Illinois mutual insurance holding company to an Illinois stock insurance holding company (the “Conversion”) pursuant to the provisions of Section 59.1 of the Illinois Insurance Code, 215 ILCS 5/59.1 (the “Conversion Act”) and become a wholly-owned subsidiary of Vericity (as defined below). After the Conversion, each policy of insurance issued by Fidelity Life and in force on the effective date of the Conversion shall continue to remain in

Draft Form of Proxy Statement

For Review by the Illinois Department of Insurance

force under the terms and conditions of that policy, except that any voting and other membership rights of any member of Members Mutual shall be extinguished on the effective date of the Conversion. All statements made in this Proxy Statement regarding the Plan of Conversion are qualified in their entirety by reference to the Plan of Conversion, a copy of which is attached hereto as Exhibit A.

INFORMATION RELATING TO VOTING AT THE SPECIAL MEETING

Each Eligible Member will be entitled at the Special Meeting to cast only one vote. To be an Eligible Member, a member of the Company must be the owner of an in-force policy of insurance, or the holder of a master policy under a group insurance policy, issued by Fidelity Life as of the Adoption Date. Thus, an Eligible Member under more than one Fidelity Life insurance policy in force as of the Adoption Date will have only one vote.

One hundred Eligible Members must be present, in person or by proxy, to constitute a quorum at the Special Meeting. Approval of the Plan of Conversion and the Restated Articles will require the affirmative vote, either in person or by proxy, of at least two-thirds of the Eligible Members voting in person or by proxy at the Special Meeting. As of the Adoption Date, the Company had approximately 215,500 Eligible Members entitled to vote at the Special Meeting.

Eligible Members may vote at the Special Meeting or any adjournment or postponement thereof in person or by proxy filed with the Secretary at the Company’s principal executive offices at 8700 W. Bryn Mawr Avenue, Chicago, Illinois 60631, at least one business day before the date of the Special Meeting. If no contrary instructions are given, signed proxies will be voted in favor of the Plan of Conversion, the Restated Articles and any proposal to adjourn the meeting. If any other matters are properly presented before the Special Meeting, the proxies solicited hereby will be voted on such matters by the proxyholders according to their discretion. Any Eligible Member giving a proxy will have the right to revoke his or her proxy at any time before it is voted by filing with the Corporate Secretary written notice revoking the proxy or another duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

If there is more than one owner under a Fidelity Life insurance policy in force as of the Adoption Date, those persons will collectively constitute an Eligible Member and will have only one vote with respect to such insurance policy. In that event, only one signature is required on the proxy. In the event that conflicting proxies are received from more than one owner with respect to the same policy or in the case of a tie, the proxyholders will vote in accordance with the instructions set forth in the latest proxy to be filed.

Draft Form of Proxy Statement

For Review by the Illinois Department of Insurance

DESCRIPTION OF THE PLAN OF CONVERSION

General

On the Adoption Date, the Board of Directors of Members Mutual, after due deliberation, unanimously adopted the Plan of Conversion under which Members Mutual would convert from mutual holding company to stock form. Under the Plan of Conversion, Members Mutual proposes to convert from a mutual holding company to stock form in a subscription rights conversion under the Conversion Act. Members Mutual has organized a company, Vericity, Inc., a Delaware corporation (“Vericity”), for the purpose of holding all the stock of Members Mutual after its conversion to stock form (the “Converted Members Mutual”), and to offer and sell shares of common stock, par value $.001 per share, of Vericity (the “Common Stock”) in the offerings as described below.

The Conversion is contingent upon approval of the Plan of Conversion and the Restated Articles by the Eligible Members at the Special Meeting, and the adoption of the Restated Articles by the Illinois Director following the Special Meeting. The Illinois Director approved the Plan of Conversion on                     , 2019. The Illinois Director’s approval of the Plan of Conversion is not a recommendation or endorsement of the Plan of Conversion or the related stock offerings.

The Subscription Offering

The Plan of Conversion provides that Vericity will offer for sale in a subscription offering (the “Subscription Offering”) to the Eligible Members and the directors and officers of Members Mutual, and in a community offering (the “Community Offering”) to eligible employees of the Company and a limited number of other potential investors, between 14,875,000 and 20,125,000 shares of Common Stock at a price of $10.00 per share. This amount was determined based upon an independent valuation of the estimated consolidated pro forma market value of Converted Members Mutual, as discussed in more detail below. The Common Stock will be offered for sale pursuant to a registration statement and prospectus filed and declared effective under the Securities Act of 1933, as amended (the “1933 Act”), a copy of which prospectus (the “Prospectus”) accompanies this Proxy Statement.

Eligible Members will be granted rights to subscribe to purchase shares of Common Stock of Vericity in the Subscription Offering. These subscription rights provide the opportunity to purchase shares before orders from any other purchasers may be accepted. If shares remain available for sale after the subscriptions of the Eligible Members are filled, such remaining shares will be offered to directors and officers of Members Mutual, to eligible employees or other potential investors in the Community Offering, and to the standby purchaser (as described in greater detail below and in the Prospectus accompanying this Proxy Statement). The shares of Common Stock will be offered for sale at $10.00 per share. An Eligible Member who wishes to subscribe must purchase at least 25 shares of stock and may not purchase more than the lesser of 743,750 shares or such member’s maximum purchase limitation printed on the stock order form accompanying the Prospectus. Other limitations apply to the Subscription Offering, which are described in greater detail in the Prospectus.

If the Eligible Members in the aggregate subscribe for less than 20,125,000 shares in the Subscription Offering, the directors and officers of Members Mutual have indicated their intention to purchase approximately 2,123,675 shares of Common Stock in the Subscription Offering. The directors and officers of Members Mutual are not obligated to purchase this number of shares, and in the aggregate they may purchase a greater or smaller number of shares, subject to the purchase limitations described in the Plan of Conversion.

The Community Offering

If shares remain available for sale after the subscriptions of the Eligible Members are filled, we will offer shares to eligible employees under an Employee Bonus Program and may offer shares to other potential investors in the Community Offering. In the Community Offering, the Company may accept, in its sole and absolute discretion, orders received in the following order of priority: (1) orders from eligible employees who subscribe for shares of common stock as part of the Employee Bonus Program, and (2) if the number of subscribers or the number of shares of common stock subscribed for by participants in the Subscription Offering, together with any shares subscribed for by eligible employees, is not sufficient to qualify Vericity for listing on the Nasdaq Capital Market, the Company may accept, in its sole discretion, orders for shares of common stock from select investors in the Community Offering as may be necessary in order for Vericity to qualify for listing on the Nasdaq Capital Market.

Other than eligible employees, whose subscriptions are subject to the terms of the Employee Bonus Program, the maximum amount that any person together with any associate may, directly or indirectly, subscribe for or purchase in the Community Offering, shall not exceed 743,750 shares of common stock.

The Employee Bonus Program

In connection with the conversion, Members Mutual has adopted a bonus program for eligible employees who, in recognition of their efforts on behalf of Members Mutual to position it to become a publicly-traded stock company, will be given the opportunity to receive a bonus payable either in $1,000 cash or 100 shares of common stock of Vericity, in either case together with an additional $250 cash to help defray taxes payable with respect to the bonus. The Employee Bonus Program will be conducted as part of the Community Offering and is subject to completion of the conversion.

It is the intention of the Company to accept all orders of stock from eligible employees in the Employee Bonus Program so long as the number of shares of common stock subscribed for by participants in the Subscription Offering together with shares subscribed for by eligible employees in the Employee Bonus Program is less than 20,125,000. In the event the total exceeds 20,125,000 shares, no shares of common stock will be issued to eligible employees under the Employee Bonus Program and the bonus will be paid in cash, subject to completion of the conversion.

Draft Form of Proxy Statement

For Review by the Illinois Department of Insurance

The Standby Offering

If less than 14,875,000 shares of Common Stock are subscribed for in the Subscription Offering, together with the number of shares for which subscriptions are accepted in the Community Offering, Apex Holdco L.P., an affiliate of J.C. Flowers IV L.P., a private equity fund managed by J.C. Flowers & Co. LLC (the “Standby Purchaser”), has agreed to purchase the number of shares of our Common Stock equal to the difference between (i) 14,875,000 and (ii) the number of shares of Common Stock subscribed for in the Subscription Offering, together with the number of shares for which subscriptions are accepted in the Community Offering, and may purchase additional shares as may be necessary in order to permit the Standby Purchaser to acquire a majority of the shares sold, provided that no more than 20,125,000 shares may be sold in the Offerings. At this time it is not possible to determine the exact number of shares of common stock of the Company that the Standby Purchaser will purchase. However, in fulfilling its standby purchase commitment, the Standby Purchaser will acquire a majority of our shares issued in the Offerings (as defined below) if the number of shares subscribed for in the Subscription Offering, together with any subscriptions accepted in the Community Offering, total fewer than 7,437,500 shares. We refer to the offering of shares to the Standby Purchaser as the “Standby Offering.” We refer to the Subscription Offering, the Community Offering, and the Standby Offering together as the “Offerings.”

After the completion of the Offerings, the Standby Purchaser will have the right to designate a majority of the members of the nominees to serve on our board of directors, whether or not it acquires a majority of the stock sold in the offerings. If the Standby Purchaser acquires a majority of our shares in the Standby Offering, the Standby Purchaser will also be able to approve most corporate actions requiring stockholder approval by written consent without a meeting of stockholders.

The Standby Purchaser

Apex Holdco L.P. was formed on October 1, 2018 to acquire shares of our common stock pursuant to the standby stock purchase agreement by and among Members Mutual, Vericity, Fidelity Life and the Standby Purchaser. Prior to the completion of the Standby Offering, the Standby Purchaser has not engaged in any business operations and does not have any assets or liabilities (other than its rights and obligations under the standby purchase agreement). The Standby Purchaser is managed by Apex Holdco GP LLC, its general partner. Apex Holdco GP LLC is an affiliate of J.C. Flowers & Co. LLC.

J.C. Flowers & Co. LLC was founded in 1998 and is a leading private investment firm dedicated to investing globally in the financial services industry. J.C. Flowers & Co. LLC invests across a range of deal types and industry sectors including banking, insurance and reinsurance, securities, services and asset management, and specialty finance. J.C. Flowers & Co. LLC is registered with the Securities and Exchange Commission as an investment adviser. With approximately $6 billion of assets under management, J.C. Flowers & Co. LLC has offices in New York and London. Mr. J. Christopher Flowers is the sole owner of, and the managing member of, J.C. Flowers & Co. LLC.

Relationship Between this Proxy Statement and the Prospectus

This Proxy Statement does not constitute an offer to sell shares of Vericity Common Stock. Such offer shall be made only by means of the Prospectus that accompanies this Proxy Statement.

This Proxy Statement summarizes and presents selected information from the Prospectus and does not contain all the information that might be important to an Eligible Member in deciding whether to (i) vote for approval of the Plan of Conversion and the Restated Articles, and /or (ii) subscribe for the purchase of Common Stock of Vericity in the Subscription Offering. To understand the Subscription Offering fully, Eligible Members should read the Prospectus carefully, including the financial statements and the notes to the financial statements that are included in the Prospectus. Eligible Members may also wish to review the Plan of Conversion.

The Prospectus contains detailed information concerning the Offerings, including:

•	a discussion of the business of Members Mutual and its subsidiaries;

•

a discussion of the mechanics of the Subscription Offering, including priorities for purchasing common stock through subscription rights, and limitations on the number of shares that can be purchased in the Subscription Offering;

•	a discussion of the mechanics of the Community Offering, including the Employee Bonus Program and the limitations on the number of shares that can be purchased in the Community Offering;

•	a discussion of the mechanics of the Standby Offering and a summary of the standby stock purchase agreement with the Standby Purchaser;

•	a discussion of the Standby Purchaser and its rights and control position after completion of the Offerings;

•	a discussion of the risks of investing in shares of Common Stock;

•

a discussion of the proposed use of proceeds from the Offerings, including the possibility of the payment of a special dividend based on the outcome of a capital needs assessment to be undertaken and completed within six months after the Offerings;

•	historical financial data for Members Mutual;

•	pro forma financial data for Vericity;

•	a discussion of Members Mutual’s business strategies, financial condition and results of operations;

•	a discussion of the background and reasons for the conversion and the process for selecting the Standby Purchaser;

•	a description of the marketing arrangements to be used in the Subscription Offering;

•	a review of certain tax consequences of the Conversion to Members Mutual and its Eligible Members;

•	information concerning management, management compensation and a profit sharing plan sponsored by the Standby Purchaser under which the directors and certain officers will participate; and

•	a discussion of Vericity’s certificate of incorporation and bylaws.

Draft Form of Proxy Statement

For Review by the Illinois Department of Insurance

The decisions to be made by an Eligible Member in voting on the Plan of Conversion and the Restated Articles and in deciding whether to purchase Common Stock of Vericity are separate. For instance, you may vote in favor of the Plan of Conversion and the Restated Articles, but decide not to purchase any Common Stock. Or, you may vote against the Plan of Conversion and the Restated Articles, but decide to purchase Common Stock.

If for any reason both the Plan of Conversion and the Restated Articles are not approved by Eligible Members, the Conversion will not be completed, no Common Stock of Vericity will be sold, and your subscription rights will expire without any consideration.

Background and Reasons for the Conversion

Members Mutual believes that the state of the life insurance business in the United States currently presents it with the opportunity to extend its reach into its target market and provide affordable, accessible life insurance solutions to this market. With the development of its “RAPIDecision®” product portfolio and distribution processes that permit underwriting to be completed immediately or within 24 to 48 hours after the initial call, Fidelity Life has sought to make the sale of life insurance simpler and more efficient. Following its conversion into a mutual holding company structure in 2007, Members Mutual has examined ways to increase its access to capital in order to pursue increased marketing, acquisitions and organic growth of distribution and sales of life insurance to the middle market. In furtherance of this objective, Members Mutual acquired its agency subsidiary, Efinancial, LLC, in 2009. Since then, Members Mutual has examined various alternatives ranging from maintenance of the status quo, mergers with other mutuals, expansion or acquisition of other lines of business or companies and various forms of demutualization of Members Mutual permitted by Illinois law, and actively pursued certain of these alternatives at various times during that period. However, none of those prior efforts resulted in a consummated transaction.

After careful study and consideration, Members Mutual has concluded that the subscription rights method of demutualization, backstopped by a standby purchaser that will commit to purchase at least enough shares in the subscription rights conversion to ensure the successful completion of the conversion offering, best suits Members Mutual’s circumstances. In reaching this conclusion, the board of directors of Members Mutual considered the difficulty Members Mutual would have executing a stand-alone subscription rights conversion and existing as a stand-alone public company over the next several years, given its history and outlook of reported GAAP losses. Members Mutual also considered, among other things, that a subscription rights demutualization backstopped by a standby purchaser would provide an improved ability to access future capital as a publicly traded stock company, enable Members Mutual to seek to achieve scale and position it to execute against its middle market opportunity, and afford members an opportunity to participate in the success of Members Mutual through the purchase of stock.

Draft Form of Proxy Statement

For Review by the Illinois Department of Insurance

In furtherance of these objectives, in January 2018 Members Mutual and its advisors began to identify parties who might be interested in acting as the standby purchaser for the conversion offering. After a competitive bidding process, in early July 2018, Members Mutual selected a private equity fund managed by J.C. Flowers & Co. LLC to act as the standby purchaser. On October 5, 2018, Members Mutual, Vericity and Fidelity Life entered into the standby stock purchase agreement with Apex Holdco L.P., an affiliate of J.C. Flowers IV L.P., a private equity fund managed by J.C. Flowers & Co. LLC, under which Apex Holdco L.P. (the standby purchaser) agreed to purchase the number of shares of common stock equal to the difference between 14,875,000 and the number of shares of common stock subscribed for in the subscription offering, together with the number of shares for which subscriptions are accepted in the Community Offering, as more fully described in the Prospectus.

The Prospectus contains additional information on the background and reasons for the Conversion.

The Appraisal

The Conversion Act and the Plan of Conversion require that the range of the value of the total number of shares to be issued in the Offerings must be based on an independent valuation (the “Appraisal”) of the estimated consolidated pro forma market value of Converted Members Mutual. Under the Plan of Conversion, the valuation must be in the form of a range consisting of a midpoint valuation, a valuation fifteen percent (15%) above the midpoint valuation and a valuation fifteen percent (15%) below the midpoint valuation. The Company retained Boenning & Scattergood, Inc. (“Boenning”) to determine the valuation range for the Offerings. Boenning has determined that, as of April 11, 2018, the estimated consolidated pro forma market value of Converted Members Mutual is $175,000,000 at the midpoint, and the range of value of the total number of shares of Common Stock to be issued in the Offerings is between a minimum value of $148,750,000 and a maximum value of $201,250,000.

We determined to offer the Common Stock in the Offerings at the price of $10.00 per share (the “Purchase Price”), resulting in a range of 14,875,000 to 20,125,000 shares of Common Stock being offered in the Offerings.

The Appraisal is not intended and must not be construed as a recommendation of any kind as to the advisability of purchasing shares or as any form of assurance that, after the Conversion, the shares can be resold at or above the Purchase Price. The Appraisal considered a number of factors and was based upon estimates derived from those factors, all of which are subject to change from time to time.

Actuarial Opinion

The Company retained Milliman, Inc., an independent actuarial consulting firm, to advise the Company in connection with actuarial matters involved in the development of the Plan of Conversion and the establishment of the individual maximum purchase limitations. The opinion of Steven I. Schreiber, Principal of Milliman, dated March 25, 2019 (the “Milliman Opinion”), relating to the proposed allocation of subscription rights among Eligible Members in consideration for the extinguishment of their membership interests in Members Mutual, states (in reliance upon the matters described in such opinion) that the principles, methodology and the allocation instructions for allocating consideration among the Eligible Members and for allocating shares in the event of an oversubscription, each as set forth in the Plan of Conversion, are, fair and equitable from an actuarial point of view.

Draft Form of Proxy Statement

For Review by the Illinois Department of Insurance

Amendment of Articles of Incorporation of Members Mutual

Following the adoption of the Plan of Conversion and the Restated Articles (that will, among other things, create and authorize the shares of capital stock of Converted Members Mutual) by the Eligible Members at the Special Meeting, the Restated Articles will be filed with the Illinois Director for his signature. After issuance of all of the shares of capital stock of Converted Members Mutual to Vericity, Converted Members Mutual will become a wholly-owned stock subsidiary of Vericity.

Effects of the Conversion on Members

In General. Each policyholder of Fidelity Life, as a member of Members Mutual, has certain interests in Members Mutual, including the contractual right to insurance coverage offered by Fidelity Life and the right to vote when provided by Members Mutual’s articles of incorporation or bylaws or as provided by law. Except to the extent that a membership interest could be deemed to have value in connection with the conversion of an insurance company from mutual to stock form, this interest as a member has no market value because it cannot be separated from the underlying policy and, in any event, is not transferable. A policyholder of Fidelity Life whose policy lapses or is otherwise cancelled or terminated will lose his or her interest as a member of Members Mutual.

As of the completion of the Conversion, all membership interests in Members Mutual, but not contract rights under policies of insurance issued by Fidelity Life, will terminate. If the Plan of Conversion is not approved by the Eligible Members, or if the Conversion is not completed for any other reason, Members Mutual will continue to operate as a mutual insurance holding company. In that case, members will retain the rights described above.

Continuity of Insurance Coverage and Business Operations. The Conversion will not change the insurance protection or premiums under insurance policies issued by Fidelity Life. During and immediately following the Conversion, the normal business of issuing insurance policies will continue without change or interruption and Fidelity Life will continue to provide insurance coverage to policyholders under in-force policies.

Voting Rights. After the Conversion, the policyholders of Fidelity Life will no longer be members of Members Mutual and will no longer have the right to elect the directors of Members Mutual or approve transactions involving Members Mutual. Instead, voting rights in Members Mutual will be held by Vericity, which will own all of the outstanding capital stock of Members Mutual. Voting rights in Vericity will be held by the stockholders of Vericity, subject to the terms of the certificate of incorporation and bylaws of Vericity and to the provisions of the DGCL and federal law.

Policyholder Dividends. Following Fidelity Life’s conversion from mutual to stock form in 2007 pursuant to a plan of conversion under Section 59.2 of the Illinois Insurance Code (“Fidelity Life Conversion Plan”), Fidelity Life has issued only non-participating (non-dividend paying) policies. All the previously issued participating policies remaining in force were included in a closed block for purposes of protecting the reasonable dividend expectations of the participating policyholders (the “Closed Block”). The establishment of the Closed Block was

Draft Form of Proxy Statement

For Review by the Illinois Department of Insurance

intended to support the performance of Fidelity Life’s obligations on policies included in the Closed Block, including payment of guaranteed benefits and non-guaranteed dividends as may be declared by Fidelity Life, consistent with reasonable dividend expectations for policies in the Closed Block. The Closed Block was comprised of such dividend paying policies together with all other non-dividend paying, participating policies issued prior to Fidelity Life’s reorganization into the mutual holding form. The establishment of the Closed Block was not intended to cause the policies issued as participating with “no dividends expected” to become dividend paying policies. The consummation of the Plan of Conversion and the transactions contemplated thereby shall not affect the operation of the Closed Block, and the Closed Block shall continue to be operated by Fidelity Life in accordance with the Fidelity Life Conversion Plan.

Rights Upon Dissolution After Conversion. After the Conversion, persons who were members of Members Mutual will no longer have the right to receive a pro rata distribution of any remaining surplus of Converted Members Mutual in the event of its dissolution. Instead, this right will vest in Vericity as the sole shareholder of Converted Members Mutual. In the event of a liquidation, dissolution or winding up of Vericity after the Conversion, stockholders of Vericity would be entitled to receive, after payment of all debts and liabilities of Vericity, a pro rata portion of all remaining assets of Vericity.

Restrictions on Transfer of Subscription Rights and Shares

Subscription rights granted under the Plan of Conversion are not transferable. Accordingly, no person receiving subscription rights under the Plan of Conversion may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of those subscription rights or the shares of Common Stock to be issued upon their exercise. Subscription rights may be exercised only for the account of the person receiving those rights under the Plan of Conversion. A person subscribing to Common Stock by exercise of subscription rights received under the Plan of Conversion will be required to certify that he or she is purchasing the shares solely for his or her own account and also that there is no agreement or understanding with any other person regarding the sale or transfer of such shares.

Shares of Vericity Common Stock purchased in the Subscription Offering and the Community Offering will thereafter be freely transferable under the 1933 Act; provided, however, the transfer of shares purchased by the directors and officers of Members Mutual will be restricted for a period of one year from the effective date of the Conversion pursuant to the Plan of Conversion and the Conversion Act. The directors and executive officers of Vericity also are subject to additional resale restrictions under Rule 144 of the 1933 Act. The shares purchased by the Standby Purchaser will be restricted securities and subject to resale limitations under applicable law.

Tax Effects

For a discussion of the material United States federal income tax consequences of the conversion to Members Mutual and to an Eligible Member of Members Mutual, see the section titled “Federal Income Tax Considerations” in the accompanying Prospectus.

Draft Form of Proxy Statement

For Review by the Illinois Department of Insurance

Interpretation of the Plan of Conversion

All interpretations of the Plan of Conversion by a majority of the Board of Directors of Members Mutual will be final, subject to the limitations of applicable law.

Profit Sharing Arrangement

As described in greater detail in the Prospectus, the directors and certain officers of Members Mutual will be eligible to participate in a profit sharing arrangement sponsored by the Standby Purchaser that will be payable in the event of a future sale of Vericity.

Adjournment

In the event that there are not sufficient votes to constitute a quorum or to approve the proposal to approve the Plan of Conversion and/or the Restated Articles at the Special Meeting, the proposals could not be approved unless such meeting was adjourned or postponed to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by the Company at the time of the Special Meeting to be voted for adjournment or postponement, you are being asked to consider a proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to permit further solicitation of proxies if necessary to obtain additional votes in favor of the proposals.

If there are sufficient votes to constitute a quorum and approve the proposal to approve the Plan of Conversion and the Restated Articles at the Special Meeting, the chairman of the Special Meeting may determine that no action will be taken on the proposal to adjourn.

* * * * * * *

RECOMMENDATION OF THE BOARD OF DIRECTORS

The board of directors recommends that you vote “FOR” approval of the Plan of Conversion, “FOR” approval of the Restated Articles, and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies.

PLEASE NOTE: A vote in favor of the Plan of Conversion does not mean that you must purchase Common Stock in the Subscription Offering, and a vote against the Plan of Conversion does not mean you may not purchase Common Stock in the Subscription Offering. You may vote in favor of the Plan of Conversion and decide not to purchase Common Stock in the Subscription Offering. You may also vote against the Plan of Conversion and decide to purchase Common Stock in the Subscription Offering. If the Plan of Conversion and the Restated Articles are not approved by the Eligible Members, the Conversion will not be completed, and no Common Stock will be sold.

Draft Form of Proxy Statement

For Review by the Illinois Department of Insurance

ADDITIONAL INFORMATION

WE URGE YOU TO CONSIDER CAREFULLY THIS PROXY STATEMENT, INCLUDING PARTICULARLY THE PROSPECTUS THAT ACCOMPANIES THIS PROXY STATEMENT. WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, WE REQUEST THAT YOU FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTE WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT DELIVERED TO MEMBERS MUTUAL AT ITS PRINCIPAL EXECUTIVE OFFICES (ATTN: CORPORATE SECRETARY) AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON. YOUR PROXY SHOULD BE COMPLETED, SIGNED AND MAILED USING THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED ON OR BEFORE                    , 2019. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET, FOLLOWING THE INSTRUCTIONS INCLUDED WITH THE PROXY CARD.

THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY VERICITY COMMON STOCK. SUCH OFFERS MAY BE MADE ONLY BY THE PROSPECTUS.

A copy of the Plan of Conversion is attached hereto as Exhibit A and a copy of the Restated Articles is attached hereto as Exhibit B. The Appraisal report, the Milliman Opinion and a copy of the standby stock purchase agreement are on file and available for inspection at the principal executive offices of the Company, and are attached as exhibits to the registration statement of which the Prospectus accompanying this Proxy Statement is a part, on file with the Securities and Exchange Commission and available to the public on the SEC’s website at http://www.sec.gov.

Proxies may be solicited by officers, directors or other employees or representatives of the Company and its affiliates, in person, by telephone or through other forms of communication. Such persons will be reimbursed by the Company only for their expenses incurred in connection with this solicitation.

*  *  *

MEMBERS MUTUAL HOLDING COMPANY

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF MEMBERS MUTUAL

HOLDING COMPANY

The undersigned hereby appoints James E. Hohmann and John Buchanan, and each of them acting singly, with full power of substitution, to act as proxies for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to cast at the Special Meeting of Members (the “Special Meeting”) of Members Mutual Holding Company (“Members Mutual”) to be held on                     , 2019,     :00    .m., local time, at                                        , [city], [state], and at any adjournment or postponement thereof. The proposals that the undersigned is entitled to vote at the Special Meeting are as follows:

(1)

FOR or AGAINST the adoption and approval of the Second Amended and Restated Members Mutual Holding Company Plan of Conversion From Mutual Holding Company to Stock Form (the “Plan of Conversion”), pursuant to which Members Mutual would convert from mutual holding company to stock form, as described in more detail in the enclosed Proxy Statement;

(2)

FOR or AGAINST the adoption and approval of the Amended and Restated Articles of Incorporation of Members Mutual (the “Restated Articles”), providing for the authorization and issuance of the capital stock of Members Mutual upon its conversion from mutual to stock form; and

(3)

FOR or AGAINST the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Plan of Conversion and the Restated Articles.

THIS PROXY, IF PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED ABOVE. VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT OBLIGATE YOU TO PURCHASE COMMON STOCK IN THE SUBSCRIPTION OFFERING (AS DESCRIBED IN THE PROXY STATEMENT). THIS PROXY WILL BE VOTED, IN THE DISCRETION OF THE PROXYHOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. AT THE PRESENT TIME, MANAGEMENT IS NOT AWARE OF ANY OTHER BUSINESS TO BE CONSIDERED AT THE MEETING.

PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE.

Δ Fold and detach the above Proxy Card here Δ

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

PROPOSALS.

YOU MAY RECEIVE MORE THAN ONE PACKET OF MATERIAL.

PLEASE VOTE ALL PROXY CARDS RECEIVED. YOU MAY RETURN ALL PROXY CARDS RECEIVED IN ONE ENVELOPE.

MEMBERS MUTUAL HOLDING COMPANY CARD	PROXY

CONTROL NUMBER

☒ Please mark your vote as in this example.

1.  The adoption and approval of the Plan of Conversion.

2.  The adoption and approval of the Restated Articles.

3.  The proposal to adjourn the Special Meeting.

FOR ☐ ☐ ☐	AGAINST ☐ ☐ ☐

The undersigned hereby acknowledges receipt of the Proxy Statement dated ___________, 2019 and hereby revokes any prior proxies given. (PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY REPLY ENVELOPE)

  Signature                                         Date

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If an account is held jointly, each holder may sign but only one signature is required.

-------------

Δ             Fold and detach the above Proxy Card here                Δ

YOUR VOTE IS IMPORTANT!

Internet and telephone voting are quick and simple ways to vote, available through

x:xx p.m., Central Time, on [month day], 2019.

If you vote by Internet or by phone, you do NOT need to return your Proxy Card by mail.

VOTE BY INTERNET	VOTE BY MAIL	VOTE BY PHONE(TOLL FREE)

[COMPUTER GRAPHIC]

www.proxyvotenow.com/MembersMutual

Have your proxy card(s) in hand when you access the web site. You will need to enter online the Control Number from the shaded box above. (Each proxy card has a unique Control Number).

[ENVELOPE GRAPHIC] Vote, sign and date your proxy card and return it in the enclosed blue proxy reply envelope. YOU MAY RETURN ALL PROXY CARDS RECEIVED IN ONE ENVELOPE.

[PHONE GRAPHIC]

(866) xxx-xxxx

Have your proxy card(s) in hand when you call the voting number. You will need to enter the Control Number from the shaded box above. (Each proxy card has a unique Control Number).